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                                                                   EXHIBIT 10.24

                              AMENDED AND RESTATED
                                  KEY EXECUTIVE
                           INCENTIVE STOCK OPTION PLAN
                     OF FRANKLIN BANK, NATIONAL ASSOCIATION

         Effective at the close of business on October 23, 2002, Franklin Bancorp, Inc. ("Bancorp") became the holding company for Franklin Bank, National Association. Bancorp assumes the obligations of Franklin Bank, National Association, its subsidiaries and affiliates (the "Bank") under this Plan. References hereinafter to the Bank shall mean Bancorp unless the context is applicable to the Bank or to Bancorp and the Bank.

                                    ARTICLE I
                                     GENERAL

1.01 PURPOSE

         The purposes of this Key Executive Incentive Stock Option Plan (the "Plan") are to: (1) associate the interests of the management of the Bank with shareholders by reinforcing the relationship between participants' rewards and shareholder value; (2) provide key management at the level of Vice President and above with an opportunity to increase their equity ownership in the Bank; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Bank.

1.02 ADMINISTRATION

         (a) The Plan shall be administered by the Board of Directors (the "Board") and/or by a committee of non-employee directors appointed by the Board of Directors (the "Committee"), as constituted from time to time. The term "non-employee directors" shall be determined within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule of similar import). On the effective date of the Plan, the Committee shall consist of two or more non-employee directors. As permitted under the rules or interpretations of the Securities and Exchange Commission, the Compensation Committee of the Board of Directors may act as the Committee, however, all decisions and interpretations of the Plan by the Compensation Committee shall be made solely by the non-employee Directors of the Compensation Committee.

         (b) The Board and/or the Committee shall have the authority, in their sole discretion and from time to time to:

                  (i) Designate the employees who will participate in the Plan from those eligible to participate as described in Section 1.03 below;

                  (ii) Grant awards provided in the Plan in such form and amount as the Board and/or the Committee shall determine;

                  (iii) Impose such limitations, restrictions and conditions upon any such award as the Board and/or the Committee shall deem appropriate; and


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                  (iv) Interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

         (c) Decisions and determinations of the Board and/or the Committee on all matters relating to the Plan shall be in their sole discretion and shall be conclusive. No member of the Board and/or the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

1.03 ELIGIBILITY FOR PARTICIPATION

         Participants in the Plan shall be selected by the Board and/or the Committee from the executive officers and other key employees of the Bank who occupy responsible managerial or positions of Vice President or above, and who have the capability of making a substantial contribution to the success of the Bank. In making this selection and in determining the form and amount of awards, the Board and/or the Committee shall consider all factors deemed relevant, including the individual's functions, responsibilities, value of services to the Bank and past and potential contributions to the Bank's profitability and sound growth.

1.04 TYPES OF AWARDS UNDER PLAN

         Awards under the Plan shall be in the form of Incentive Stock Options, as described in Article II.

1.05 AGGREGATE LIMITATION ON AWARDS

         Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Bank ("Common Stock"). Under the Plan, pursuant to shareholder approval at the May 31, 1994, May 23, 1996 and May 29, 1998 annual meetings, a total of Three Hundred Forty Thousand (340,000) shares of Common Stock are authorized for issuance, as adjusted for stock dividends ("Old Shares"). Under the Plan, as amended and restated, pursuant to shareholder approval at the June 17, 2003 Annual Meeting of Shareholders, an additional One Hundred Twenty-Five Thousand (125,000) shares of Common Stock are authorized for issuance ("New Shares").

1.06 EFFECTIVE DATE AND TERM OF PLAN

         (a) With respect to the Old Shares, the Plan became effective on May 31, 1994, May 23, 1996 and May 29, 1998 when it was approved by the holders of a majority of the shares of Common Stock at the respective Annual Meetings of Shareholders. With respect to the New Shares, the Plan became effective on June 17, 2003, the date approved by the holders of a majority of the shares of Common Stock at the 2003 Annual Meeting of Shareholders.

         (b) No awards of Old Shares shall be made under the Plan after May 31, 2004; provided, however, that the Plan and all awards of Old Shares made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards. No awards of New Shares shall be made under the Plan



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after December 31, 2008; provided, however, that the Plan and all awards of New
Shares made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

                                   ARTICLE II
                             INCENTIVE STOCK OPTIONS

2.01 AWARD OF INCENTIVE STOCK OPTIONS

         The Board and/or the Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Board and/or the Committee may prescribe, grant to any participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options")) to purchase for cash or Bank shares the number of shares of Common Stock allotted by the Board and/or the Committee. The date an Incentive Stock Option is granted shall mean the date on which the Board and/or the Committee approves the granting of such option. Any shares of Common Stock subject to an Incentive Stock Option which for any reason terminate unexercised or expire shall again be available for issuance under the Plan.

2.02 INCENTIVE STOCK OPTION AGREEMENTS

         The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Bank and the holder of an Incentive Stock Option (the "optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Board and/or the Committee may from time to time determine.

2.03 INCENTIVE STOCK OPTION PRICE

         The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 110% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

2.04 TERM AND EXERCISE

         Each Incentive Stock Option shall be exercisable from the date of its grant in accordance with a vesting Schedule determined by the Board and/or the Committee, and unless a shorter period is provided by the Board and/or the Committee or another Section of this Plan, may be exercised during a period of ten years from the date of grant thereof (the "option term"). Notwithstanding any other provision of this Agreement, no Incentive Stock Option shall be exercisable after the expiration of its option term.



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2.05 $100,000 LIMITATION

         To the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year (under all of the Bank's plans) exceeds $100,000, such options shall be treated as non-qualified options.

2.06 DEATH OR DISABILITY OF OPTIONEE

         (a) Upon the death of the optionee while an employee, any Incentive Stock Option which is not exercisable on the date of death shall be immediately cancelled; provided that any Incentive Stock Option which is exercisable on the date of death may be exercised by the optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the optionee (such as the personal representative), if such exercise occurs within both the remaining option term of the Incentive Stock Option and one year after the optionee's death.

         (b) Upon the disability (as determined by the Board and/or the Committee) of the optionee while an employee, any Incentive Stock Option which is not exercisable on the date of disability shall be immediately cancelled; provided that any Incentive Stock Option which is exercisable on the date of disability may be exercised by the optionee or by a person who acquires the right to exercise such Incentive Stock Option on behalf of the optionee by reason of the disability (such as a conservator or guardian), if such exercise occurs within both the remaining option term of the Incentive Stock Option and one year after the optionee's disability.

2.07 TERMINATION OF EMPLOYMENT

         Upon the termination of the optionee's employment for any reason other than death or disability (as set forth in Section 2.06), except in the event of a Qualifying Event pursuant to a Change in Control (as those terms are defined in Section 2.08), any Incentive Stock Option which is not exercisable on the date of termination will be immediately canceled; provided that any Incentive Stock Option which is exercisable at the date of termination may be exercised if such exercise occurs within both the remaining option term of the Incentive Stock Option and three months after the date of termination.

2.08 CHANGE IN CONTROL

         In the event of a Qualifying Event pursuant to a Change in Control, (as those terms are defined below), all Incentive Stock Options previously granted to a participant, regardless of whether or not fully vested, shall be deemed immediately vested and subject to exercise.

         For purposes of this Agreement, a Change in Control of the Bank shall be deemed to have occurred upon the occurrence of any of the events described in Subsections (a), (b), and (c) below, whether occurring prior to, subsequent to or simultaneous to each other. Each event constitutes a separate Change in Control for purposes of this Agreement.

         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or



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other fiduciary under an employee benefit plan established or maintained by Bank is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Bank representing more than thirty percent (30%) of the combined voting power of Bank's then outstanding securities; provided, however, that such acquisition of more than thirty percent (30%) of the combined voting power of Bank's outstanding securities will not constitute a Change in Control if the excess is acquired in violation of law and the acquirer by court order, settlement or otherwise disposes or is required to dispose of all securities acquired in violation of law; or

         (b) upon the purchase of the Bank's Common Stock pursuant to a tender or exchange offer at the point which results in the consummation of the sale of more than thirty percent (30%) of the combined voting power of the Bank's then outstanding securities (other than a tender or exchange offer or public market purchase initiated by the Bank or a trustee or other fiduciary under an employee benefit plan established or maintained by the Bank); or

         (c) upon consummation and closing of a transaction resulting in (i) a merger or consolidation of the Bank with or into another institution, other than a merger or consolidation which would result in the voting securities of the Bank outstanding immediately prior thereto continuing to represent (either by remaining or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Bank or such surviving entity outstanding immediately after such merger or consolidation); or (ii) a sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or liabilities of the Bank which shall include, without limitation, the sale of assets aggregating more than fifty percent (50%) of the assets of the Bank on a consolidated basis; or (iii) any liquidation or dissolution of Bank; or (iv) any reorganization, reverse stock split, or recapitalization of Bank which would result in a Change in Control.

         Notwithstanding the above, the formation of a bank holding company, pursuant to which all of the outstanding voting securities of the Bank become owned by such holding company and pursuant to which the holders of the outstanding voting securities of the Bank immediately prior to the bank holding company formation become the owners of at least 90% of the outstanding voting securities of such bank holding company, shall not be deemed a `Change in Control.

         For purposes of this Agreement, "Qualifying Event" means one of the following events which occurs during the period commencing one hundred eighty
(180) days prior to the date of a Change in Control and ending on the first anniversary of a Change in Control.

         (a) the termination of optionee's employment by Bank without Cause (as defined below);

         (b) resignation from employment by optionee as the result of his demotion from his position with Bank or the material and substantial reduction of his duties or the relocation of optionee from Bank's current headquarters in Southfield to a location at least fifty (50) miles away; or



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         (c) resignation from employment by optionee due to the reduction of optionee's then current base salary or, if eligible, elimination of (i) eligibility for an annual cash bonus, (ii) eligibility for long term incentive compensation or (iii) any existing Benefits as defined below.

         For purposes of this Agreement, "Cause" shall consist of any of the following:

         (a) Optionee's willful misrepresentation, fraud, willful dishonesty or willful breach of a fiduciary duty which is intended to result, or does result, in his or any person's or entity's enrichment at the expense of Bank;

         (b) willful misconduct; provided, however, that conduct by optionee in good faith and/or ordinary negligence shall not be considered "Cause;"

         (c) failure to perform optionee's duties or failure to follow any written policy or directive of the Board of Directors of Bank or Franklin Bancorp, any of which is not remedied by optionee after receipt by him of a written notice from Bank's President and CEO and/or the Board of Directors of Bank or Franklin Bancorp specifying the required action and the time period within which the action must be taken, which period shall not be less than three
(3) days;

         (d) willful violation of any law, rule or regulation relating to the operation of Bank or any of its subsidiaries or affiliates;

         (e) the order of any court or supervising governmental agency with jurisdiction over the affairs of Bank or any subsidiary or affiliate;

         (f) if optionee has a written employment agreement with Bank, his willful violation of any provision thereof;

         (g) optionee's conviction or no contest plea to a felony or crime involving moral turpitude;

         (h) abuse of illegal drugs or other controlled substances or habitual intoxication; or

         (i) willful violation by optionee of Bank's published business conduct guidelines, code of ethics, conflict of interest or other similar policies.

         For purposes of this Agreement, "Benefits" means all Bank sponsored retirement plans, 401(k) plans, life insurance plans, medical insurance plans, disability insurance plans, employee stock ownership plans and such other benefit plans generally available from time to time to other executive employees of Bank or Franklin Bancorp for which optionee qualifies under the terms of the plans.

2.09 TERMINATION FOR OTHER REASONS

         Except in the event of a Qualifying Event pursuant to a Change in Control as set forth in Section 2.08, all Incentive Stock Options which are not fully vested shall terminate upon the termination of the optionee's employment.



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                                   ARTICLE III
                                  MISCELLANEOUS

3.01 GENERAL RESTRICTION

         Each award under the Plan shall be subject to the requirement that, if at any time the Board and/or the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board and/or the Committee.

3.02 NON-ASSIGNABILITY

         No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such award shall be exercisable only by such person.

3.03 WITHHOLDING TAXES

         Whenever the Bank proposes or is required to issue or transfer shares of Common Stock under the Plan, the Bank shall have the right to require the grantee to remit to the Bank an amount sufficient to satisfy any Federal, state and or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Bank may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

3.04 RIGHT TO TERMINATE EMPLOYMENT

         Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Bank or effect any right which the Bank may have to terminate the employment of such participant.

3.05 NON-UNIFORM DETERMINATIONS

         The Board's and/or the Committee's determinations under the Plan (including without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it; selectively among persons who are eligible to receive awards under the Plan, whether or not such persons are similarly situated.



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3.06 RIGHTS AS A SHAREHOLDER

         The recipient of any award under the Plan shall have no voting or other rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

3.07 DEFINITIONS

         In this Plan the following definitions shall apply:

         (a) "Subsidiary" means any corporations of which, at the time, more than 50% of the shares entitled to vote generally in an election of directors are owned directly or indirectly by the Bank or any subsidiary thereof.

         (b) "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Bank.

         (c) "Fair market value" as of any date in respect of any share of Common Stock means the closing price on such date or on the next business day, if such date is not a business day, of a share of Common Stock reflected in the consolidated trading tables of The Wall Street Journal (presently the NASDAQ National Market) or any other publication selected by the Board and/or the Committee, provided that, if shares of Common Stock shall not have been traded on the consolidated trading tables of The Wall Street Journal (presently, the NASDAQ National Market) for more than 10 days immediately preceding such date or if deemed appropriate by the Board and/or the Committee for any other reason, the fair market value of shares of Common Stock shall be as determined by the Board and/or the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

         (d) "Option" means Incentive Stock Option.

         (e) "Option price" means the purchase price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option.

3.08 LEAVES OF ABSENCE

         The Board and/or the Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Board and/or the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.



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3.09 NEWLY ELIGIBLE EMPLOYEES

         The Board and/or the Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

3.10 ADJUSTMENTS

         The total amount of Common Stock for which Options may be issued under the Plan, and the number of shares subject to any such grants or awards (both as to the number of shares of Common Stock and the exercise price), shall be adjusted pro rata for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, or a reclassification of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Bank; provided, however, that conversion of any convertible securities of the Bank shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board and/or the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Bank of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect thereto, the number or price of shares of Common Stock subject to an Option.

3.11 EFFECT OF MERGER OR OTHER REORGANIZATION

         In the event of the formation of a bank holding company pursuant to which all of the outstanding voting securities of the Bank become owned by such holding company and pursuant to which the holders of the outstanding voting securities of the Bank immediately prior to the bank holding company formation become the owners of at least 90% of the outstanding voting securities of such bank holding company, then the Options shall extend to stock and securities of such bank holding company to the same extent that a holder of that number of Shares immediately prior to the bank holding company formation (corresponding to the number of Shares covered by the Options) would be entitled to have or obtain stock and securities of the bank holding company pursuant to the bank holding company formation.

         In the event of a Change in Control pursuant to Section 2.08 (c), the Bank shall attempt in good faith to cause each outstanding Option to be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation or other applicable entity. For the purposes of this paragraph, the Option shall be considered assumed if, following such Change in Control, the option or right confers the right to purchase or receive, for each share covered by the optionee's Option, immediately prior to such Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control transaction by holders of Common Stock for each share held on the effective date of the transaction. If the successor corporation or a parent or subsidiary of the successor corporation or other applicable entity has not agreed to assume the then outstanding Options or



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agreed to substitute an equivalent option or right, then all of the then outstanding Options shall become exercisable.

3.12 APPLICATION OF PROCEEDS

         The proceeds received by the Bank from the exercise of Options under the Plan shall be used for general corporate purposes.

3.13 DURATION OF THE PLAN

         Unless sooner terminated in accordance with Section 3.17 hereof, the Plan with respect to the Old Shares shall remain in effect until May 31, 2004 and with respect to the New Shares shall remain in effect until December 31, 2008.

3.14 GENERAL PROVISIONS

         The grant of an Incentive Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Bank.

3.15 GOVERNING LAW

         This Plan shall be construed and its provisions enforced and administered in accordance with the laws of Michigan except to the extent that such laws may be superseded by any federal law.

3.16 INDEMNIFICATION OF THE BOARD AND/OR THE COMMITTEE

         In addition to such other rights of indemnification as they may have as Directors, the members of the Board and/or the Committee shall be indemnified by the Bank against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action taken or failure to act under or in connection with the Plan or any Options, granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Bank.

3.17 AMENDMENT OF THE PLAN

         (a) The Board and/or the Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other law or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

         (b) The Board and/or the Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Board and/or the Committee may not (i) increase the maximum number of shares of Common Stock



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which may be issued under the Plan, (ii) extend the period during which any award may be granted or exercised, (iii) extend the term of the Plan, (iv) make any amendment which would affect the qualification of the Options granted hereunder from being treated as Incentive Stock Options; (v) materially increase the benefits accruing to participants under the Plan, or (vi) materially modify the requirements as to eligibility for participation in the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not, without the consent of a participant, affect his or her rights under an award previously granted to him or her.

3.18 FRACTIONAL SHARES

         No fractional shares shall be issued in connection with the exercise of an Option; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Board and/or the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.



                                     FRANKLIN BANK, N.A.



                                     By:
                                        ----------------------------------------

                                     Its:
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